EXHIBIT-10.7

WAREHOUSE LEASE EXTENSION

THIS LEASE EXTENSION AGREEMENT (hereinafter referred to as the “Lease Extension”) is made and entered into this 1st day of September 2016, by and between William Shrewsbury & Peggy Shrewsbury (hereinafter referred to as “Lessor”) and TX Holdings, lnc.(hereinafter referred to as “Lessee,” whether one or more, and each agreeing to be bound by and held jointly and severally liable under the terms and conditions of this Lease Extension).

In consideration of the covenants and obligations contained herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

PRIOR LEASE: The parties executed a Lease Agreement dated November 19, 2012 (hereinafter “Lease Agreement”) with a term of lease commencing on the 1st day of October, 2012, and which expires on the 31st day of August 2014. All terms, conditions, and provisions of said Lease Agreement are hereby incorporated by reference or by attachment.

EXTENSION OF PRIOR LEASE TERM: The parties hereby agree to extend and continue the aforementioned Lease Agreement for an additional term, commencing on the 1st day of September, 2016 and expiring on the 31st day of August, 2018 .

RENT PAYMENTS: The rent shall be payable in equal monthly installments of $2 000.00 payable by the 5th day of each month of the term. The first full rent payment under this Lease Extension is due by the pt day of September,2016 .

PRORATED RENT. [choose one:] X                      Not applicable, or     Tenant agrees to pay a prorated sum in the amount of $                         as rent to cover the period from the commencement of this Lease Extension until the_day of the following month. This prorated rent shall be due at the execution of this Lease Extension. Payment of rent, non-payment of rent, and default for late payment of rent shall be governed in accordance with the terms and conditions of the previous LeaseAgreement, as incorporated above by reference or attachment.

LESSOR (“LESSOR”):

Sign:	/s/ William Shrewsbury	Print:	William Shrewsbury	Date:	9-1-16

Sign:	/s/ Peggy Shrewsbury	Print:	Peggy Shrewsbury	Date:	9-01-16

LESSEE (“LESSEE”):

Sign:	Print:	Date:	9-1-16